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Exhibit 10.50

Free Translation

Journal No 16,104-2010.

COMMERCIAL PLEDGE ON RIGHTS

BY

ROYAL GOLD CHILE LIMITADA

TO

HSBC BANK USA, NATIONAL ASSOCIATION

        In Santiago, Republic of Chile, on May 7th 2010, before me, RENÉ BENAVENTE CASH, attorney, Notary Public, Regular Notary of the Forty-Fifth Notary Office of Santiago, domiciled in this city at Huérfanos 979,7th floor, there appear: Mr. ANTONIO JOSÉ CUSSEN MACKENNA, Chilean, married, commercial engineer, chilean national tax identity number 5.071.481-0, on behalf of, as shall be evidenced, ROYAL GOLD CHILE LIMITADA , a limited liability company incorporated and existing according to the laws of the Republic of Chile, hereinafter indistinctively the "Grantor", taxpayer identification number 76.763.240-1, both domiciled in this city at Avenida Andrés Bello 2711, 16th floor, borough of Las Condes, Santiago; on the one hand, and on the other, JOSÉ FRANCISCO SANCHEZ DROUILLY, Chilean, married, attorney, chilean national tax identity number 6.866.519-1, and HUGO SEBASTIÁN PRIETO ROJAS, Chilean, single, attorney, national identity card number 11.947.423-K, both on behalf, as shall be evidenced, HSBC BANK USA, NATIONAL ASSOCIATION, a bank incorporated and existing according to the laws of the United States of America, hereinafter indistinctively also called the "Agent", acting pro se and on behalf of the "Lenders" defined in Section One below, all domiciled, for these purposes, at Magdalena 140, 20th floor, borough of Las Condes, Santiago; the parties of age, whom I know because they have evidenced their identities to me by the aforesaid identity cards, and who state:

FIRST:    BACKGROUND INFORMATION AND SECURED OBLIGATIONS

1.1
On January 20, 2010, a Term Loan Facility Agreement (the "Term Loan Facility Agreement") was signed in the English language among ROYAL GOLD, INC., an American company, as borrower hereinafter indistinctively the "Main Borrower" the "Grantor", and RGLD GOLD CANADA, INC, and HIGH DESERT MINERAL RESOURCES, INC., foreign companies, as guarantors, hereinafter indistinctively the "Guarantors" or together with the Main Borrower, the "Credit Parties"; HSBC BANK USA, NATIONAL ASSOCIATION and THE BANK OF NOVA SCOTIA, as lenders and together with the other lenders that eventually acquire that status under the Term Loan Facility Agreement, hereinafter indistinctively the "Lenders", and also HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent on behalf of all Lenders, and HSBC SECURITIES (USA) INC., as sole lead arranger hereinafter indistinctively the "Sole Lead Arranger". Pursuant to the Term Loan Facility Agreement, both this instrument as well as the notes and several other instruments relating to the Term Loan Facility Agreement are included in the definition of Credit Documents hereinafter the "Credit Documents". The Term Loan Facility Agreement was subsequently amended on March 26, 2010, by way of an instrument granted in English language named "Amended and Restated Term Loan Facility Agreement". For the purposes of this instrument, the term "Term Loan Facility Agreement" shall hereinafter refer to the Amended and Restated Term Loan Facility Agreement, and also include all amendments, additions and/or restated texts that have been executed in the past or that may be executed in the future with respect to such instrument.

1.2
Under the Term Loan Facility Agreement, the Lenders granted a loan to the Main Borrower for one hundred thirty million United States dollars, hereinafter the "Loan", which should be used by the Main Borrower and RG Exchangeco, Inc., its subsidiary, to acquire all shares in

  INTERNATIONAL ROYALTY CORPORATION, a Canadian company. The funds from the Loan must be made available to the Main Borrower after all conditions established in Article V of the Term Loan Facility Agreement have been met.

1.3
The Credit Documents contain several obligations owed to each of the Lenders and the Agent, all included in the definition of Obligations as defined in the Term Loan Facility Agreement, enforceable against the Main Borrower and the other Credit Parties. Such obligations will be hereinafter called the "Obligations" and they include, for example, the payment of principal, interest, expenses, expenditures, reimbursements and indemnity obligations as well as all other amounts and fulfillment of all other obligations assumed, such as, merely by way of example and not limitation: (i) the Affirmative Covenants set down in Article VI of the Term Loan Facility Agreement whereby the Credit Parties promised to complete several actions during the term of the Obligations, including those indicated in Section 6.16, consisting of executing several collateral agreements defined as the Chilean Security Documents, in the Term Loan Facility Agreement, hereinafter the "Chilean Security", which include: (a) the pledge on equity interests in Grantor by the partners therein; (b) the pledge on royalty rights or royalties held by Grantor regarding the mining projects known as Pascua-Lama, El Toqui and Andacollo, all included in the definition of Material Royalties as defined in the Term Loan Facility Agreement; (c) the public deed of surety and joint and several co-debt executed on May 7th 2010 before the attesting notary, repertory number 16,103-2010; and (d) any other security associated or related with the foregoing. The Chilean Security must be executed in terms formally and substantively acceptable to the Agent no later than May 28, 2010, and any notice in regard thereto must also be delivered no later than June 28, 2010. A legal opinion of the counsel to Grantor must also be delivered in this latter period of time on the signature and perfecting of the aforesaid Material Royalties pledges; (ii) the Negative Covenants assumed by the Credit Parties in Article VII of the Term Loan Facility Agreement; (iii) the Guaranty granted according to Article XI of the Term Loan Facility Agreement by which each Guarantor undertook unconditionally and irrevocably to be the surety and joint and several co-debtor of full and timely payment of any and all of the Obligations, either at original maturity or upon acceleration.

1.4
The Term Loan Facility Agreement is subject to the laws of the State of New York, United States of America, and the parties thereto have submitted the resolution of any dispute, claim, action or procedure that may arise in relation to the Term Loan Facility Agreement to the jurisdiction of the State or Federal Courts sitting in New York City, State of New York, United States of America.

SECOND:    PLEDGED CREDIT

2.1
By way of public deed dated January 12, 2010, executed in the Santiago Notarial Office of Andrés Rubio Flores, Journal Number 42-2010, hereinafter the "Royalty Agreement", Compañía Minera Teck Carmen de Andacollo sold, assigned and transferred to the company Royal Gold, Inc. a royalty consisting of the right to receive a percentage of the sales of gold extracted and treated from any of the mining exploitation concessions detailed in the Royalty Agreement, hereinafter the "Mining Property". This royalty is referred to as the "Andacollo Royalty" and is terms and conditions are indicated in the Third Clause, Annex A and the other provisions and annexes of the Royalty Agreement. With the objective of guaranteeing the full and timely fulfillment of all and each one of the obligations assumed by Compañía Minera Teck Carmen de Andacollo in the Royalty Agreement, including the payment of the Andacollo Royalty, this latter constituted a first rank mortgage in favor of Royal Gold, Inc. and, furthermore, undertook not to enter into any working capital loan contract nor transfer, directly or indirectly, all or any part of the Mining Property without the prior consent of Royal Gold, Inc. upon the terms and conditions that are indicated in said contract. The aforementioned obligations and restrictions are hereinafter and indistinctly referred to as the "Restrictions".

2.2
By way of public deed dated 25 January 2010, executed in the Notary Public of Santiago of Mr Andrés Rubio Flores, repertory number 133 of year 2010, hereinafter referred to as the "Assignment of Rights", Royal Gold, Inc. sold, assigned and transferred to the Grantor all the rights that correspond to it or may correspond to it in the Royalty Agreement, including, amongst other, the Andacollo Royalty, subrogating the Grantor to all the rights and obligations of Royal Gold Inc in the Royalty Agreement.

2.3
On the same date of the subscription of the Assignment of Rights, Compañía Minera Teck Carmen de Andacollo delivered the Grantor an authorized copy of the Royalty Agreement, consisting of the assigned credit in which the pertinent assignment, designation of the assignee and signature of the assignor were noted. GRANTOR declared receipt thereof to its full and total satisfaction. As a consequence of the Rights Assignment, GRANTOR became the holder of the Andacollo Royalty and the Restrictions, assuming the contractual position held by the assignor up to that date.

THIRD:    COMMERCIAL PLEDGE

3.1
In order to guarantee full, effective and timely payment of the Obligations assumed now or in the future under the Term Loan Facility Agreement and/or any other Credit Document as well as any other obligation of the Credit Parties, including the Main Borrower and the Guarantors (hereinafter all collectively and indistinctively called the Borrowers) owed to the Lenders under the Term Loan Facility Agreement, any other Credit Document and/or all such contracts and instruments that are signed and delivered to the Lenders under the Term Loan Facility Agreement and/or any other Credit Document, GRANTOR hereby grants a commercial pledge in favor of the Lenders, represented by the Agent, on the Andacollo Royalty (hereinafter called indistinctively the Pledged Credit) according to Article 813 et seq. of the Commercial Code and the terms and conditions set out below (the Pledge). Notwithstanding the other rights that correspond to the Lenders pursuant to the law in regard to the content and scope of this Pledge, it is agreed: (i) that this Pledge shall be governed by the stipulations agreed below and otherwise by the provisions on pledge and common law contained in the Commercial Code of Chile; (ii) by this Pledge, GRANTOR secures payment to the Lenders of the Obligations, whether performance can be required on the agreed dates or earlier; (iii) GRANTOR also secures performance of Obligations by set-off, i.e. the corresponding damage indemnity decreed by any court in the country and/or abroad, as the case may be; and payment of all accessories to the Obligations, such as interest, including default interest, commissions, taxes, remunerations, charges, costs, judicial or extrajudicial collection expenses, including attorneys' fees, insurance premiums, any other disbursements that the Lenders have made that originate in the Term Loan Facility Agreement, any other Credit Document and/or all such contracts and instruments that are signed and delivered to the Lenders under the Term Loan Facility Agreement or this Pledge; (iv) GRANTOR also secures fulfillment of conditional, term and future obligations originating in the Term Loan Facility Agreement, any other Credit Documents and/or all such contracts and instruments that are signed and delivered to the Lenders under the Term Loan Facility Agreement; (v) GRANTOR also secures fulfillment of all obligations owed by the Borrowers to the Lenders because of extensions, renewals, amplifications or other amendments made to the Term Loan Facility Agreement and/or any other Credit Document. For these purposes, GRANTOR irrevocably and unconditionally accepts any amplification, extension, renewal, acceleration or amendment to the Term Loan Facility Agreement, any other Credit Document and/or any of the obligations arising therefrom such as, for example, in relation to amount, place of payment, conditions assessable thereon, modes determining them, amplification or renewal of periods and establishment of new periods agreed upon by the Borrowers; and a waiver in favor of the Lenders of any right, motion, allegation or defense relating to this matter; and (vi) GRANTOR further secures payment of any marketable securities documenting now or in the future, in Chile or abroad, the Obligations originating in the Term Loan Facility Agreement, any other Credit Document and/or all such contracts and instruments that are signed and delivered to the Lenders under the Term Loan Facility Agreement; and the payment of marketable securities that might be signed, accepted or endorsed in renewal, replacement or addition to other previous ones because of the amplifications, extensions, renewals or amendments mentioned in clause (v) above. Furthermore, to the extent not contrary to the laws of the Republic of Chile and without prejudice to the foregoing, GRANTOR further undertakes to indemnify the Lenders, the Agent and/or the Sole Lead Arranger for any cost, loss or damage suffered by any thereof should any of the Obligations be declared illegal, void or otherwise ineffective, unenforceable or non-binding now or in the future. Such indemnity must redress the equivalent to what the indemnitee could have obtained by fulfillment of the secured obligation.

3.2
The Lenders are empowered, without any need to notify or obtain the acceptance of GRANTOR nor affecting the validity or enforceability of this Pledge nor establishing any extinguishment, limitation, impairment or release of the obligations of GRANTOR: (i) to agree at any time with the Borrowers to renewals, extensions or other amendments of the Obligations, whether they have been stipulated originally in the Term Loan Facility Agreement or introduced thereafter, such as, for example, the place of payment, conditions, terms, modes or other conditions that may be assessed thereon, acceleration or other circumstances of payment; (ii) to settle, submit to arbitration, waive or pardon the Obligations, accept or reject any offer of fulfillment thereof, agree to novations or substitutions of the Obligations or subordinate the payment thereof to any other obligation; (iii) to agree to other sureties or other collateral or security in guarantee of the Obligations; (iv) to waive, exchange, submit to arbitration, subordinate or modify, with or without reason, any collateral or security of the Borrowers or third parties securing fulfillment of the Obligations arising from the Term Loan Facility Agreement and all such contracts and instruments that are signed and delivered to the Lenders under the Term Loan Facility Agreement; (v) to determine, at their discretion, the order in which they will enforce the collateral or security securing performance of the Obligations arising from the Term Loan Facility Agreement, the other Credit Documents and all such contracts and instruments that are signed and delivered to the Lenders under the Term Loan Facility Agreement and the exercise of the rights available thereto as a result; and (vi) to allocate, at their discretion, the proceeds of the liquidation of any collateral or security, including of third parties, to payment of any of the Obligations due now or in the future under the Term Loan Facility Agreement and all such contracts and instruments that are signed and delivered to Lenders under the Term Loan Facility Agreement.

3.3
GRANTOR, duly represented as indicated in the preamble, hereby accepts and agrees to the benefit of the Lenders that the occurrence of any Event of Default, as defined in Article VIII of the Term Loan Facility Agreement and hereinafter called an Event of Default, may cause the immediate, irrevocable acceleration of the Obligations or of the instruments that might document such Obligations and, therefore, of the Pledge, as if due, as well as of any interest and expenses arising therefrom. Each and every one of the collection and/or other actions resulting from the Term Loan Facility Agreement and all such contracts and instruments that are signed and delivered to the Lenders under the Term Loan Facility Agreement might be pursued according to the general rules of law.

3.4
For purposes of number 2 of Article 185 of the Commercial Code, the parties expressly stipulate that the principal under the Loan that is part of the Obligations totals one hundred thirty million United States dollars.

FOURTH:    DELIVERY

        For purposes of article 2389 of the Civil Code, the parties represent that Grantor hereby delivers the title to the Pledged Credit to the Agent, which includes: (i) a counterpart of the public deed containing the Stock Purchase; (ii) a counterpart of the filing of the private, English-language Share Purchase and Royalty Agreement; and (iii) a counterpart of the public deed containing the Rights Assignment. This delivery perfects the Pledge among the parties and is the way in which the real right of pledge is transferred to the Lenders. The Agent declares receipt thereof to its full satisfaction.

FIFTH:    PROHIBITION TO ENCUMBER AND CONVEY

        Grantor further undertakes not to encumber, convey, dispose of or enter into any act or contract in regard to the Pledged Credit as long as the Pledge set out herein is in effect, unless they have prior written authorization of the Agent. The Parties declare that convey shall mean any collateral or any lien, prohibition, third-party right, attachment, impediment or restriction that may affect or hinder the free use, enjoyment or disposal of the Pledged Credit.

SIXTH:    ACCEPTANCE

        The Agent hereby accepts the commercial pledge on interests and prohibition to encumber and convey set down in this deed and acquires the real right of pledge for the Lenders.

SEVENTH:    REPRESENTATIONS

7.1
GRANTOR represents that it is the sole and exclusive owner of the Pledged Credit, that the Pledged Credit is free of any other liens, litigation, prohibition to encumber and convey and any other restriction, attachment, precautionary measure, resolutory actions or third-party priority rights; and they are not assessed by options, sale promises, conditional or term sales nor any other act or contract that seeks or is intended to transfer ownership of the Pledged Credit or give it in guarantee of other obligations; and there is no impediment that might affect the free disposal, establishment or enforcement of the Pledge and prohibitions to encumber and convey set down herein, with the exception of that established in Section (i) of letter (o) of the Sixth Clause of the Royalty Agreement.

7.2
GRANTOR has full power and lawful authority to enter into this agreement and to pledge the Pledged Credit to the Agent and to grant to the Agent a first and prior security interest therein as herein provided, all of which have been duly authorized by all necessary corporate action.

7.3
The execution and delivery and the performance hereof are not in contravention of any charter, articles of incorporation or bylaw provision, or of any instrument or undertaking to which GRANTOR is a party or by which GRANTOR or its property are bound.

7.4
This agreement constitutes the valid and legally binding guarantee of GRANTOR enforceable in accordance with its terms.

7.5
GRANTOR will defend the Pledged Credit against all claims and demands of all persons at any time claiming the same or any interest therein. Any officer or representative acting for or on behalf of GRANTOR in connection with this agreement or any aspect hereof, or entering into or executing this agreement on behalf of GRANTOR, have been duly authorized to do so, and are fully empowered to represent GRANTOR in connection with this agreement and all matters related thereto or in connection therewith.

EIGHTH:    APPEARANCE AND ACCEPTANCE OF THE PLEDGOR PURSUANT TO THE PLEDGED CREDIT

8.1
GRANTOR and the Lenders hereby forbid Compañía Minera Teck Carmen de Andacollo to pay all or part of the Pledged Credit to anyone other than the Lenders or the Agent, on behalf of the Lenders, as of the date when notice is delivered pursuant to Section 8.2 below. Present in this act is Mr. Christian Andrés Arentsen de Grenade, Chilean, married, commercial engineer, chilean national tax identity number 7.044.596-4, and Mr. David Richard Baril, Canadian, married, mine engineer, tax identity number for foreigns 14.532.728-8, both on behalf of, as shall be evidenced, Compañía Minera Teck Carmen de Andacollo, a mining company duly constituted and existing according to the Republic of Chile law, taxpayer identification number 78.126.110-6, all domiciled at Avenida Vitacura 2939, 24th floor, Vitacura, Santiago, who hereby receives notice pursuant to article 2389 of the Civil Code and accepts the Pledge established herein and, accordingly, unconditionally, irrevocably and unreservedly accepts the obligation to pay the Pledged Credit to the Lenders or the Agent, on behalf of the Lenders, or to the successor or substitute thereof according to this agreement and article 12 of Decree Law 776 of 1925, once it receives the notice indicated in Section 8.2 below. It is hereby evidenced that by way of letter dated 26 January 2010, the Grantor communicated to Compañía Minera Teck Carmen de Andacollo its intention to constitute a pledge over the Andacollo Royalty, and in said instrument this latter company waived its right that the referred communication be sent at least 60 days in advance, in accordance with that established in Section (i) of letter (o) of the Sixth Clause of the Royalty Agreement.

8.2
Notwithstanding the stipulations in Section 8.1 above, should an Event of Default occur that has not been waived or otherwise remedied in the period established in the Term Loan Facility Agreement, at the exclusive discretion of the Lenders and/or the Agent, the Parties agree that the Lenders or the Agent, on behalf of the Lenders, shall exercise the rights available thereto regarding the Pledged Credit. In this case, the Agent, on behalf of the Lenders, shall send a notice to Compañía Minera Teck Carmen de Andacollo through a Notary Public and as of the date of delivery thereof, Compañía Minera Teck Carmen de Andacollo without the requirement to carry out any further analysis, will be forbidden to pay the Pledged Credit to anyone other than the Lenders or the Agent, on behalf of the Lenders, as provided in Article 816 of the Commercial Code. Until such notice is delivered to Compañía Minera Teck Carmen de Andacollo, GRANTOR shall be empowered to collect and receive the Pledged Credit and allocate funds to the activities forming part of its business. The funds thus received and allocated will be released from the Pledge established herein.

8.3
In accordance with that established in Clause 6(o) (i) of the Royalty Contract, the Agent, in representation of the Creditors, is hereby obligated to respect the terms and conditions of the Royalty Contract and any amendments to the same with respect to the rights object of the Pledge that is constituted by this act. Notwithstanding the foregoing sentence, Grantor must comply with all obligations assumed in the Term Loan Facility Agreement, including, but not limited to, the covenant relating to amendments to the Royalty Contract as set forth in Section 7.10.

NINTH:    COLLECTION BY THE AGENT

9.1
If the notice indicated in Section 8.2 above has been delivered, the Agent shall be empowered to collect the Pledged Credit provided it has accrued and is due and payable, wherefore it shall be deemed the legal representative of GRANTOR according to article 12 of Decree Law 776 of 1925. The sums received by the Agent from Compañía Minera Teck Carmen de Andacollo on behalf of the Lenders shall be applied by the Agent immediately, without any formality, toward payment of the Obligations secured by this Pledge, notwithstanding the Agent's obligation, on behalf of the Lenders, to render an account to GRANTOR. After the notice indicated in Section 8.2 above has been delivered, the Agent may, on behalf of the Lenders, ask Compañía Minera Teck Carmen de Andacollo to make the payments of the Pledged Credit directly in its name, which Compañía Minera Teck Carmen de Andacollo must do, including if for such purpose it is necessary to replace any payment document originally issued in the name or to the GRANTOR and that is still in possession of Compañía Minera Teck Carmen de Andacollo, by an equivalent issued in the name of the Agent, that is hereby accepted by GRANTOR, who in turn waives any claim against Compañía Minera Teck Carmen de Andacollo. Furthermore, notwithstanding the foregoing, the Agent will be authorized to withdraw checks in payment and any other document extended to that end by Compañía Minera Teck Carmen de Andacollo to the order or name of GRANTOR that is linked in any way with the Andacollo Royalty and in this latter case, it may endorse such checks and any other document in ownership or in collection commission and dispose thereof, cash them and exercise any and all of the other rights inherent to the account holder in order to receive effectively the amount of such checks and any other document. The Agent, on behalf of the Lenders, may also issue the receipts requested for the amounts collected and received thereby and it may sign the public or private documents required by Compañía Minera Teck Carmen de Andacollo in relation to the foregoing.

9.2
Notwithstanding the Pledge established in accordance with this deed, and in the event that Compañía Minera Teck Carmen de Andacollo refuses for any reason to make the payment to the Agent in its capacity as Lender, GRANTOR hereby confers an irrevocable power of attorney upon the Agent in accordance with Article 241 of the Commercial Code in order for the Agent to collect, in the name and on behalf thereof, all sums it is entitled to receive because of the Pledged Credit, to execute the liquidations, issue the receipts and/or cancellations necessary and allocate the proceeds thereof to payment of the Obligations, including any amplification, extension, renewal, acceleration or amendment thereof, whether such monies have accrued or consist of default interest, at the Agent's discretion, with the specific power to prepay. The Agent is released from the obligation to render account of his actions under such power of attorney. This power of attorney also includes the power of the Agent to represent GRANTOR judicially and extrajudicially in order to collect any sums arising in relation to the Pledged Credit and/or any dispute relative to performance, existence and/or validity thereof, as well as the exercise of any action relating to the Restrictions, all using the powers indicated in both subparagraphs of Article Seventh of the Code of Civil Procedure, particularly the power to discontinue an action filed in the first instance, accept the counterclaim, reply to interrogatories, waive legal remedies or terms, settle, submit to arbitration, grant arbitrators their powers of conciliators, approve compositions and receive. A written notice from the Agent to Compañía Minera Teck Carmen de Andacollo delivered by a Public Notary shall suffice to exercise the power of attorney established in this section. As of deliver of such notice, Compañía Minera Teck Carmen de Andacollo shall pay the corresponding amounts directly to the Agent. In order to complete this mission, the Agent as an attorney shall be empowered to submit and sign all documents necessary to that end, without any conventional limitation, and to collect all payments that are made. The Agent accepts such power of attorney and the GRANTOR expressly represents that it accepts and assumes that because of the nature of this commission, the Agent shall have no liability of any type if all or part thereof cannot be completed by the attorney-in fact for any cause or reason, and it hereby releases the Agent from any such liability. It is further stipulated that any default by the GRANTOR on the obligations assumed herein at any time whatsoever shall entitle the Agent to waive, ipso facto and immediately, all or part of the instructions given, as the Agent deems pertinent, without any type of liability, which the GRANTOR hereby accepts, notwithstanding giving written notice to the GRANTOR about the resignation.

9.3
GRANTOR undertakes to provide the Agent with all documentation and/or calculations necessary to proceed with timely collection of the sums to which it is entitled because of the Pledged Credit in any event in which the Agent proceeds directly with collection of the Pledged Credit.

9.4
The Agent is hereby empowered to notify the pledges and power of attorney established herein to the corresponding person through a notary or the means it deems most suitable.

TENTH:    CONTINUED OWNERSHIP

        GRANTOR shall take the judicial and extrajudicial actions that are necessary, at their exclusive expense, to maintain ownership and free disposition of the Pledged Credit and to defend it against third-party actions.

ELEVENTH:    SUFFICIENT TITLE

        GRANTOR recognizes the Obligations that are described in Clause First of this deed, and represents that it shall recognize this deed as sufficient title for collection thereof in any collection action regarding the Obligations taken after an Event of Default. It is stipulated that any Obligation for which payment is agreed in a foreign currency shall be deemed extinguished only up to the amount that the pledgee has received in such freely convertible and available currency or if the payment is made in another currency, only up to the amount with which the foreign currency in which payment should have been made can be acquired with such currency, in the terms set down in the Term Loan Facility Agreement.

TWELFTH:    PROCESS AGENT

        Grantor grants a special, irrevocable power of attorney to Mr. Sergio Orrego Flory, Chilean, married, attorney, identification card number 7.051.727-2 and Ms. María Elena Dörr Bulnes, Chilean, single, attorney, identification card number 8.459.196-3 in order for any one thereof, acting indistinctively and separately, to receive on their behalf judicial and/or extrajudicial notifications and requests in any action, procedure or lawsuit relating to the contract set down in this deed and the Obligations, regardless of the procedure applicable or the court or authority entrusted with the hearing thereof. Therefore, upon notification or request to the attorney-in-fact, Grantor shall be deemed validly served in such action, procedure or lawsuit. In exercising this irrevocable power of attorney, the attorneys-in-fact shall be amply empowered to represent Grantor judicially, which includes receiving any type of notification, answering claims and acting with the judicial powers contained in both subparagraphs of Article Seventh of the Code of Civil Procedure, which are deemed expressly set out. Grantor expressly represents that the power of attorney set down in this clause is irrevocable in the terms of Article 241 of the Commercial Code because the execution thereof is of interest to the Lenders. Present in this act are Mr. Sergio Orrego Flory and Ms. María Elena Dörr Bulnes, both domiciled, for these purposes, in this city at Avenida Andrés Bello 2711, 16th floor, borough of Las Condes, who are of age, evidence their identity by the aforesaid identity cards and declare that they accept the power of attorney granted thereto in this Section and promise not to resign it without written consent of the Agent.

THIRTEENTH:    NO LIMITATION

        The pledge and prohibition set down herein shall not be considered under any circumstances to be an amendment, substitution or limitation of the rights granted to the Lenders under the Term Loan Facility Agreement. It is further expressly stipulated that the pledge and prohibition established herein are without prejudice to any other collateral and prohibition that have been granted by Grantor and/or by third parties, whether real or personal, to secure the obligations identified in this deed.

FOURTEENTH:    FURTHER COMMITMENTS

        Grantor undertakes to make the representations and carry out all such actions in time and form at the expense thereof that the Agent may reasonably request or consider necessary to allow the Agent to perfect, preserve or protect this pledge or prohibition or to exercise any of the rights conferred upon the Agent or the Lenders under this Agreement or the law. To such end, Grantor undertakes to execute all such instruments, documents and contracts, obtain all consents, approvals and other authorizations necessary to create the pledge and prohibition granted herein legally and validly, without committing a contractual or legal default, and it undertakes to give all notices and instructions that the Agent may consider necessary.

FIFTEENTH:    VOID PAYMENTS

        If a judicial action is filed requesting the declaration that any sum paid to any of the Lenders under the Term Loan Facility Agreement be cancelled or otherwise voided in a proceeding of any type, including for example a bankruptcy, winding up or receivership procedure of the person who made such payment, then such payment shall not be considered to have been made irrevocably for purposes of this pledge and prohibition.

SIXTEENTH:    DOMICILE

        For all legal purposes derived from this deed, Grantor elects its domicile as Santiago and submits to the jurisdiction of the ordinary courts of justice sitting and with venue in the borough of Santiago, Chile. This pledge is governed by the laws and other regulations and other provisions in effect in the Republic of Chile.

SEVENTEENTH:    EXPENSES; SUPPLEMENTAL DEEDS

        The expenses, taxes, notarial and registration fees relating to the execution or registration of this deed as well as those resulting from supplemental public deeds that might have to be executed in order to clarify, rectify or amend this deed and all those corresponding to the enforcement or release of this Pledge and prohibition at the pertinent time, will be paid by Grantor and each thereof grants a special and irrevocable power of attorney to Sergio Orrego Flory and María Elena Dörr in order for any one thereof, acting with a representative of the Agent on behalf thereof, to be able to draft any text necessary to correct this public deed and attain full registration of the pledge and prohibition, as relevant. In use of their attributions, the representatives may correct and rectify the contents of this deed, the identification of the parties and the Pledged Credit or complete the data necessary for perfection of the agreements stipulated by the parties. Similarly, the representatives are empowered to execute those texts to public deed and register them in the respective registries together with this deed.

EIGHTEENTH:    SUCCESSORS AND ASSIGNS

        This pledge and prohibition shall benefit, and the rights granted may be exercised by, the Lenders or their successors or assigns or legal or conventional subrogates in the rights thereof. Such successors or assigns or legal or conventional subrogates shall have the same rights and benefits in respect of Grantor that this deed grants to the Lenders and they shall be considered Lenders for all pertinent legal and contractual purposes.

NINETEENTH:    HEADINGS

        The headings and titles contained in this deed have been placed for convenience and reference only and do not amend or interpret the intention of the parties in any way nor affect any of the stipulations herein.

        AUTHORITIES.    The authority of don Antonio José Cussen Mackenna to represent ROYAL GOLD CHILE LIMITADA is set down in power of attorney granted on March 31st 2010 in Denver, Colorado, United States of America, was filed before the Santiago Notarial Office of Andrés Rubio Flores dated April 9, 2010. The authority of José Francisco Sanchez Drouilly and Hugo Sebastián Prieto Rojas to represent HSBC BANK USA, NATIONAL ASSOCIATION, is set down in the power of attorney granted in New York, United States of America on April 8, 2010 which, after due legalization, was filed on April 19, 2010 before René Benavente Cash, Notary of Santiago. The authority of Mr. Christian Andrés Arentsen de Grenade and Mr. David Richard Baril to represent COMPAÑÍA MINERA TECK CARMEN DE ANDACOLLO on the public deeds dated March 30th 2009, Journal N° 6,958-2009, February 19th 2008, Journal N° 4,070-2008, and November 17th 2008, Journal N° 30,542-2008, all granted on Santiago Notarial Office of María Gloria Acharán Toledo. In witness whereof, the parties sign after reading, together with the attesting Notary. I issued a copy. I attest.

/s/ Antonio José Cussen MacKenna ANTONIO JOSÉ CUSSEN MACKENNA for ROYAL GOLD CHILE LIMITADA
/s/ Jose Francisco Sanchez Drouilly JOSE FRANCISCO SANCHEZ DROUILLY for HSBC BANK USA, NATIONAL ASSOCIATION
/s/ Hugo Sebastián Prieto Rojas HUGO SEBASTIÁN PRIETO ROJAS for HSBC BANK USA, NATIONAL ASSOCIATION
/s/ Sergio Orrego Flory SERGIO ORREGO FLORY
/s/ María Elena Dörr Bulnes MARÍA ELENA DÖRR BULNES
/s/ Christian Andrés Arentsen de Grenade CHRISTIAN ANDRÉS ARENTSEN DE GRENADE for COMPAÑÍA MINERA TECK CARMEN DE ANDACOLLO
/s/ David Richard Baril DAVID RICHARD BARIL for COMPAÑÍA MINERA TECK CARMEN DE ANDACOLLO

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  Exhibit 10.50
COMMERCIAL PLEDGE ON RIGHTS BY ROYAL GOLD CHILE LIMITADA TO HSBC BANK USA, NATIONAL ASSOCIATION